Exhibit 10.3

SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK
AND INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made as of _______ ___, 2005 between Southern Union Company (the “Corporation”) and the undersigned (the “Holder”). The Compensation Committee of the Board of Directors of the Corporation has authorized the following award of restricted stock to the Holder under the Corporation’s Amended and Restated 2003 Stock and Incentive Plan (the “Plan”), subject to the terms and provisions of the Plan and the additional conditions set forth below. Terms used in this Agreement that are defined in the Plan have the meanings assigned to them in the Plan.

1. The Holder accepts all provisions of the Plan, a copy of which has been delivered to the Holder.

2. The Corporation has granted the Holder, subject to the conditions of the Plan, a Restricted Stock Award consisting of _________ shares of Stock (the “Restricted Shares”). The Restricted Shares shall vest in the Holder in installments, as set forth in the vesting schedule below:

[INSERT APPROVED VESTING SCHEDULE]

3. In addition to the restrictions set forth in Article XIII of the Plan, the Restricted Shares will be forfeited immediately (x) if the Committee determines that the Holder has engaged in any conduct or act injurious, detrimental or prejudicial to any interest of the Corporation, or (y) if the Holder files an election under Section 83(b) of the Internal Revenue Code without the prior approval of the Corporation

4. Prior to the date the Restricted Shares have vested pursuant to Paragraph 2, the Restricted Shares are not transferable by the Holder, in whole or in part, without the Corporation’s prior written approval.

5. The Restricted Shares are granted expressly subject to the Change of Control provisions of Article XII of the Plan.

6. The Corporation expressly consents to the exercise provisions set forth in Sections 6.7 and 6.8 of the Plan.

7. Neither this Agreement nor the Restricted Shares granted hereby shall impose any obligation on the part of the Corporation, its divisions or any Subsidiary to continue the employment of the Holder or impose any obligation on the Holder to remain in the employ of the Corporation or any Subsidiary. The Corporation and its Subsidiaries reserve the right to terminate the employment of the Holder at any time and for any reason (including no reason).

SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK
AND INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
Page Two

The undersigned parties have executed this Agreement as of the day and year first above written.

SOUTHERN UNION COMPANY

By:_________________________
Title:________________________

By my signature below I acknowledge receipt of this Award, which has been issued to me under the terms of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of this Agreement and the Plan.

 ____________________________
 (Holder’s signature)
 ____________________________
 (Holder’s printed name)